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                                                                    EXHIBIT 3.23

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              ALPART JAMAICA INC.

       ALPART JAMAICA INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

       1. The name of the corporation is Alpart Jamaica Inc., and the name under which the corporation was originally incorporated is ANACONDA JAMAICA INC. The date of filing of its original Certificate of Incorporation with the Secretary of State was May 11, 1966.

       2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of the Restated Certificate of Incorporation.

       3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

       "FIRST: The name of this corporation (hereinafter called the 'Corporation') is ALPART JAMAICA INC."

       SECOND: The Corporation's registered office in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent are The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

       THIRD: The purposes for which the Corporation is to be formed are:

       To purchase or otherwise acquire, own, hold, use, mortgage, pledge, lease, assign, transfer, distribute, export, import, or otherwise deal and trade in, market and sell or otherwise dispose of, throughout the world, all types of ores, metals, minerals, oils, salines, clays and woods, and alloys, products and by-products thereof of every description, size and shape; to manufacture, purchase, acquire, own, hold, use, deal in, sell and dispose of materials, products, machinery, equipment and property related or incidental thereto or suitable, necessary or convenient in connection therewith; to build, purchase, lease, acquire, own, hold, maintain, improve, use, manage and operate offices, stores, storehouses, buildings, structures, works and properties used for or in connection therewith; to purchase, acquire, construct, own, hold, rent, use, operate, deal in, lease, sell, exchange, convey, mortgage, and dispose of plants, mills and works for reducing, milling, concentrating, smelting, converting, refining, producing or otherwise treating the foregoing materials and products; and to carry on as principals, agents, commission merchants, consignees, or in any other capacity, the business in any part of the world of mining, milling, concentrating, converting, smelting, refining,
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treating, preparing for market, manufacturing, buying, selling, exchanging, importing, exporting, distributing, producing and dealing in the foregoing materials and products by whatever process the same are or may hereafter be produced.

       To locate, purchase or otherwise acquire in any part of the world mineral lands, mines, mining rights, minerals, ores, clays, oil lands, real estate, timber and timber lands, water rights and claims and interests in any of the foregoing; to prospect and explore for the same; to own, hold, option, lease, sell, exchange, convey, mortgage, dispose of and deal in the same; to develop, improve, use and work the same; to conduct mining operations of every kind and by any method now known or hereafter devised.

       To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

       To construct buildings and other structures out of metal and other materials and otherwise to engage in the construction and contracting business in all phases thereof and to do all things incident thereto.

       To acquire, construct, own, lease, maintain, operate, sell, exchange, dispose of and deal in bridges, railroads, tramways, ships, docks, slips, viaducts, canals and other means of transportation, telegraph and telephone lines and other means of communication; except that the Corporation shall not acquire, construct or aid in the construction or otherwise acquire or maintain or operate within the State of Delaware any bridges, railroads, tramways, docks, slips, viaducts, canals, or other means of transportation, or telegraph or telephone lines, without limitation of the Corporation's right to engage in such activities and to exercise such powers in other states, countries and jurisdictions when and where permissible under the laws thereof.

       To appropriate or acquire water rights and privileges, and to engage in the business of supplying and conducting water for irrigation and other purposes, and to acquire and develop water, electrical or any other kind of power for its own purposes or for sale to others, and to construct, maintain and operate water works, gas works, and works for the development, transmission and delivery of electrical or other power; except that the Corporation shall not acquire, maintain or operate any works of any character specified in this paragraph or conduct or exercise any of its powers specified in this paragraph within the State of Delaware, without limitation of the Corporation's right to engage in such activities and to exercise such powers in other states, countries and jurisdictions when and where permissible under the laws thereof.

       To purchase or otherwise acquire, invest in, construct, own, rent, equip, deal in, lease, sell, convey or otherwise dispose of, and to do and carry on any and all business pertaining to, or usually done or carried on by or at, hotels, inns, taverns, lodging houses, boarding houses, public halls, buildings, grounds, parks, tracks and resorts for business, sport, exercise, recreation or amusement.





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       To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

       To act as the general agent for corporations or individuals in the issue of their capital stock, bonds, notes, or other obligations, in the manufacture and disposition of property, or otherwise

       To develop, apply for, purchase, lease, acquire, hold, use, take or grant licenses in respect of, and to mortgage, pledge, lease, sell, assign or otherwise dispose of, letters patent of the United States or any foreign country and patent rights, licenses and privileges, inventions, devices, improvements and processes, copyrights, trade marks and trade names, granted by, recognized or otherwise existing under the laws of the United States or any foreign country.

       To purchase or otherwise acquire the whole or part of the property, assets, business, good will and rights of, and to undertake or assume the whole or any part of the bonds, mortgages, franchises, leases, contracts, indebtedness, guaranties, liabilities and obligations of, any person, firm, association, corporation or organization, and to pay for the same or any part or combination thereof in cash, shares of the capital stock, bonds, debentures, debenture stock, notes, or other obligations of the Corporation or otherwise, or by undertaking and assuming the whole or any part of the liabilities or obligations of the transferor; and to hold or in any manner dispose of the whole or any part of the property and assets so acquired, and to conduct in any lawful manner the whole or any part of the business so acquired and to exercise all the powers necessary or convenient for the conduct of such business.

       To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political sub-division or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

       To purchase, hold, cancel, re-issue, sell, exchange, transfer and deal in shares of its own capital stock, bonds, or other obligations to such an extent, in such manner and upon such terms as its Board of Directors shall from time to time determine; provided the Corporation shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law; and provided further that shares of its own capital stock belonging to the Corporation shall not be voted directly or indirectly.





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       To borrow or raise moneys for any of the purposes of the Corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the Corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes.

       To loan to any person, firm or corporation any of its surplus funds, either with or without security.

       To organize or cause to be organized under the laws of the State of Delaware or of any other state, district, territory, dependency, colony, province or government, corporations, partnerships, ventures, firms or other entities for the purpose of accomplishing any or all of the objects for which the Corporation is organized, to become a stockholder, partner or participant in any such corporation, partnership, venture, firm or other entity, and to dissolve, wind up, liquidate, merge or consolidate any such corporation, partnership, venture, firm or other entity or cause the same to be dissolved, wound up, liquidated, merged or consolidated.

       To constitute and empower by letter of attorney, or otherwise, any person or persons or corporation to act as the agent or agents of the Corporation for the performance of such acts and doing such business as the Corporation is authorized.

       To have one or more offices or branches, to carry on all or any of its operations and business; and, without restriction or limit as to amount, to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of real and personal property of every class and description, within and without the United States, subject to applicable laws.

       In general, to carry on any other business whether or not related to the foregoing and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth both within and without the United States to the same extent as natural persons might or could do.

       The objects and purposes specified in the foregoing clauses shall not, except where otherwise expressed, be limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this Article shall be regarded as independent objects and purposes.

       FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000), and the par value of each such share is One Dollar ($1.00), amounting in the aggregate to One Thousand Dollars ($1,000).





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       FIFTH: The minimum amount of capital with which the Corporation will commence business is One Thousand Dollars ($1,000).

       SIXTH: The name and place of residence of each of the incorporators are as follows:



               Name                                Place of Residence

               Donald D. Geary, Jr.                91 Carleon Avenue
                                                   Larchmont, New York 10538

               Charles J. Busick                   82 Tahlulah Lane, West Islip
                                                   New York 11795

               Paul S. Bilgore                     185 West End Avenue
                                                   New York, New York 10023




       SEVENTH:  The Corporation is to have perpetual existence.

       EIGHTH: The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.

       NINTH: In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized:

       To make, alter or repeal the by-laws of the Corporation, except that any by-law adopted by the stockholders may be altered or repealed only by the stockholders if such by-law specifically so provides.

       To authorize and cause to be executed and delivered mortgages and liens upon any or all of the real and personal property of the Corporation, and to authorize and cause to be made pledges of any or all of the personal property of the Corporation.

       To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve.

       By resolution passed by a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution or in the By-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.





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       When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.

       The Corporation may in its by-laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon them by statute.

       TENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

       ELEVENTH: No owner or holder of a security of the Corporation shall be entitled as a matter of right to purchase or to receive any security of the Corporation now or hereafter authorized except as and to the extent that the Board of Directors in its absolute discretion shall so determine. Any security of the Corporation may be disposed of by the Corporation to such persons and upon such terms as may be specified by the Board of Directors or as may be specified pursuant to authority granted by the Board of Directors. The word "security" means a share of stock of any class, any evidence of indebtedness, any right to purchase or receive any such share or evidence of indebtedness or any instrument convertible into or containing a right to purchase or receive any such share or evidence of indebtedness, or, without limiting the generality of the foregoing, any instrument commonly known at the time as a "security".

       TWELFTH: Any one or more directors may be removed, with or without cause, by the vote of a majority of the issued and outstanding shares of stock of the Corporation.





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       THIRTEENTH: The stockholders and directors of the Corporation may hold their meetings and have an office or offices outside the State of Delaware, if the By-laws so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. Elections of directors need not be by ballot unless the By-laws of the Corporation shall so provide.

       FOURTEENTH: No contract or other transaction between the Corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the directors of the Corporation is or are interested in or is a director or officer or are directors or officers of such other corporation, and any director or directors or officer or officers of the Corporation, individually or jointly, may be a party or parties to or may be interested in any contract or transaction of the Corporation or in which the Corporation is interested; and no contract, act or transaction of the Corporation with any person, firm or corporation shall be affected or invalidated by the fact that any director or directors, officer or officers of the Corporation is a party or are parties to or interested in such contract, act or transaction, or in any way connected with such person, firm or corporation, and each and every person who may become a director of the Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any firm, association or corporation in which he may be in any wise interested.

       FIFTEENTH: Each director, each officer and each person who has served at the request of the Corporation as a director or officer of another corporation (and their respective heirs and legal representatives) shall be indemnified by the Corporation against expenses (including attorneys' fees and settlements) actually and necessarily incurred by him in connection with any action, suit or proceeding, civil or criminal (or appeal therein), in which such director, officer or other person is made a party, or with which he shall be threatened, by reason of his being or having been a director or officer of the Corporation or of such other corporation (whether or not he has continued to be such director or officer to the time of the incurring of such expenses), except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director, officer or other person is liable for negligence or misconduct in the performance of his duty. Such right of indemnification shall not be exclusive of any other rights to which he may be entitled apart from this Article.

       SIXTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

       4. This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.





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       IN WITNESS WHEREOF, said ALPART JAMAICA INC. has caused this Certificate to be signed by Byron L. Wade its Vice President, Secretary and Deputy General Counsel, this 6th day of December, 1996.



                                              ALPART JAMAICA INC.



                                              By: /s/ BYRON L. WADE
                                                 ---------------------------
                                                    Byron L. Wade
                                                    Vice President, Secretary
                                                    and Deputy General Counsel






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